Exhibit 99.1

STORM CAT ENERGY CORPORATION ANNOUNCES

SECOND QUARTER 2008 FINANCIAL AND OPERATING RESULTS

DENVER, Colorado and CALGARY, Alberta — August 11, 2008 — Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today reported second quarter 2008 financial and operating results.

The second quarter of 2008 was an important step in Storm Cat’s transition towards profitability.  During the quarter we initiated sales from our Fayetteville Shale acreage, bringing a total of six wells online in the quarter.  Production from our Fayetteville property along with our Powder River Basin (PRB) assets produced both record production and revenue results for the quarter. Our production for the quarter was in excess of one billion cubic feet of gas, totalling 1,151.4 million cubic feet (MMcf).  Our revenue for the quarter was $6.6 million, a 78.6% increase from the second quarter of 2007.  Operating Cash Flow(1) from our oil and gas activities increased 39.1% to $2.8 million for the quarter and 25.8% to $5.6 million for the first six months of the year.  Adjusted EBITDA(2) for the second quarter was $1.3 million and $2.7 million for the six months ending June 30, 2008.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Financial Update (all figures in U.S. Dollars)

Natural gas revenue for the quarter ended June 30, 2008 was $6.6 million, representing a 78.6% increase over second quarter 2007.  This record revenue growth was accomplished wholly through the drill bit.

Production sales volume for the second quarter of 2008 was a record 1,151.4 MMcf an increase of 54.4% over second quarter 2007.  This represents the sixth consecutive quarter of organic sales volume increases and the first quarter in our history that we have produced in excess of one billion cubic feet of gas.

For the quarter, we reported a net loss of $4.7 million, or $0.06 per share, as compared to a net loss of $4.6 million, or $0.06 per share, for the second quarter of 2007.  Excluding the impact of hedging, net loss for the quarter would have been $3.1 million, or $0.04 per share.

Inclusive of hedging, the average realized gas price for the second quarter was $5.69 per thousand cubic feet (Mcf), 15.7% higher than the second quarter 2007 average price of $4.92 per Mcf.  Excluding hedging, the realized gas price for the second quarter of 2008 was $7.12 per Mcf.

Gathering and transportation expenses increased approximately $0.9 million from $0.4 million in the second quarter of 2007 to $1.3 million in the second quarter of 2008.  The increase is primarily related to startup transportation fees associated with our Fayetteville pipeline which began shipping gas in early April and increased production volumes.

Lease operating expenses increased to $2.4 million in the second quarter of 2008 compared to $1.3 million in the second quarter of 2007.  This increase resulted primarily from additional wells added through our successful drilling program, higher per well lease operating costs resulting from fuel and generator rental costs associated with new wells in our PRB development areas where the electrical infrastructure has yet to be installed and higher per well lease operating costs on our Sheridan and

Ford Ranch areas resulting from higher water production.

Depreciation, depletion and amortization increased by $1.0 million to $2.9 million in the second quarter of 2008 compared to $1.9 million in the second quarter of 2007.  This increase resulted from increased production resulting from our successful drilling activities over the past year.

Weighted average shares outstanding for the second quarter 2008 increased to 81.2 million as compared to 81.0 million in the second quarter of 2007.  The increase in average shares outstanding is attributed to the exercise of outstanding options, the vesting of restricted share units and the issuance of new restricted share units.

As of June 30, 2008, we were not in compliance with the financial and minimum average daily production covenants set forth in our credit agreement.  We are currently discussing a possible waiver or amendment to our credit agreement with our lenders.  However, absent a waiver or an amendment to the financial covenants or repayment or refinancing of the credit facility, it is likely that we will not be in compliance with our covenants for the next twelve months.  Accordingly, the $64.6 million outstanding under the credit facility at June 30, 2008 is classified as a current liability in the accompanying Consolidated Balance Sheet at June 30, 2008.

Operations Update (all figures in U.S. Dollars)

Current total net production is 15.3 million cubic feet per day (MMcf/d).

Powder River Basin

During the second quarter of 2008 we invested a total of $10.2 million in the PRB.  These capital dollars were used for acquisitions, drilling and completion, permitting, staking and water management plans for the 2008 and 2009 drilling programs, infrastructure upgrades and well repairs.  We drilled 15 wells in the PRB during the quarter, bringing total wells drilled in 2008 to 36.  Since the end of the second quarter we have drilled one additional well in the PRB.

As previously announced, during the quarter we acquired approximately 14,000 undeveloped net acres in Sheridan County, Wyoming.  The acquisition acreage is located in and around our current operations in the PRB.

Fayetteville Shale

We invested $6.7 million in capital in our Fayetteville Shale project in the second quarter of 2008.  During the quarter we drilled two additional wells, bringing our total operated wells drilled to the Fayetteville in the first half of 2008 to seven.   Additionally with the commencement of transportation of gas from our acreage in early April of 2008, we turned our three 2007 wells to sales as well as three 2008 wells. The three 2008 wells (the Ballard 1-13H, the Owen 1-18H, and the Roberts 1-13H), had initial production potential of 1,341 thousand cubic feet per day (Mcf/d), 1,240 Mcf/d  and 1,177 Mcf/d respectively.  Since the end of the quarter we have also commenced sales from the Vaughan 2-18, a shallow well completed in a gas-charged zone observed in the Vaughan 1-18H well, with initial production potential of 500 Mcf/d.  Finally, both the Files 2-12H and the Files 3-12H, the two wells drilled and completed in the second quarter, are cleaning up post fracture and are pending sales.

Since the end of the second quarter we have commenced drilling operations on five additional Fayetteville wells.  These five wells are in various stages of drilling and completion.

Elk Valley, B.C.

In Elk Valley we have nine wells on production and continue to progress in our dewatering efforts.  We remain encouraged by the gas rates we are observing and continue to have active discussions with third-party pipeline operators concerning the design and possible installation of a gas sales pipeline. Final pipeline engineering and cost estimates are anticipated to be completed within the next few weeks.

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Financial schedules accompany this press release.  Please reference the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and with Canadian securities regulators on SEDAR for important notes to the financial statements.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the exploration, production and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations and, secondarily, from conventional formations. The Company has producing properties in Wyoming’s Powder River Basin and Arkansas’ Arkoma Basin and exploration and development acreage in Canada. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to potential future production and growth, proposed new wells and infrastructure improvements affecting the Company’s operations. Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends, “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change. Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to, noncompliance with the covenants in our credit agreement and the ability of our lenders to accelerate our indebtedness under the credit facility, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2007.

Company Contact:

William Kent

Director, Investor Relations

Phone: 303-991-5070

www.stormcatenergy.com

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CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars and in thousands, except share amounts)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,068	$1,133
Accounts receivable:
Joint interest billing	3,053	1,701
Revenue receivable	3,792	2,444
Fair value of derivative instruments	—	1,760
Prepaid costs and other current assets	2,224	2,941
Total current assets	11,137	9,979
PROPERTY AND EQUIPMENT (full cost method), at cost:
Oil and gas properties:
Unproved properties	57,043	51,438
Proved properties	100,283	78,096
Less accumulated depreciation, depletion, and amortization	(17,038)	(12,228)
Oil and gas properties, net	140,288	117,306
Other property	1,149	1,180
Less accumulated depreciation	(926)	(778)
Total other property, net	223	402
Total property and equipment, net	140,511	117,708
OTHER NON-CURRENT ASSETS:
Restricted cash	168	685
Debt issuance costs, net of accumulated amortization of $2,686 and $1,988, respectively	2,963	3,435
Accounts receivable long-term	—	759
Total other non-current assets	3,131	4,879
Total assets	$154,779	$132,566

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,588	$5,825
Revenue payable	3,191	1,678
Accrued and other liabilities	8,090	4,131
Interest payable	—	12
Share-based payments liability	609	394
Fair value of derivative instruments	11,708	—
Bank debt	64,625	—
Total current liabilities	98,811	12,040
NON-CURRENT LIABILITIES:
Bank debt	43,056
Ad valorem taxes payable	852	—
Asset retirement obligation	1,844	1,713
Fair value of derivative instruments	2,839	183
Convertible notes payable	50,195	50,195
Total non-current liabilities	55,730	95,147
Total liabilities	154,541	107,187

Commitments and Contingencies

SHAREHOLDERS’ EQUITY:
Common shares, without par value, unlimited authorized, issued and outstanding: 81,278,549 at June 30, 2008 and 81,087,320 at December 31, 2007	69,834	69,834
Additional paid-in capital	6,028	5,640
Accumulated other comprehensive income (loss)	(9,709)	7,483
Accumulated deficit	(65,915)	(57,578)
Total shareholders’ equity	238	25,379
Total liabilities and shareholders’ equity	$154,779	$132,566

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars and in thousands, except share and per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
NATURAL GAS REVENUE	$6,550	$3,668	$12,567	$7,580

OPERATING EXPENSES:
Gathering and transportation	1,340	398	2,143	958
Lease operating expenses	2,407	1,256	4,810	2,159
General and administrative	1,819	3,491	3,536	6,152
Depreciation, depletion, amortization and accretion of asset retirement obligation	2,856	1,879	5,018	3,513
Total operating expenses	8,422	7,024	15,507	12,782
Operating loss	(1,872)	(3,356)	(2,940)	(5,202)

OTHER INCOME (EXPENSE):
Interest expense	(2,462)	(1,519)	(4,731)	(2,148)
Interest and other miscellaneous income	52	101	32	133
Amortization of deferred financing costs	(411)	—	(698)	—
Total other income (expense)	(2,821)	(1,418)	(5,397)	(2,015)

Loss before taxes	(4,693)	(4,774)	(8,337)	(7,217)

Recovery of future income tax asset from flow-through shares	—	182	—	1,278

NET LOSS	$(4,693)	$(4,592)	$(8,337)	$(5,939)
Basic and diluted loss per share	$(0.06)	$(0.06)	$(0.10)	$(0.07)
Weighted average number of shares outstanding	81,214,884	81,045,122	81,151,150	80,816,505

CONSOLIDATED STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars and in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(8,337)	$(5,939)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Recovery of future income tax asset from flow-through shares	—	(1,252)
Share-based payments	625	1,161
Depreciation, depletion, amortization and accretion of asset retirement obligation	5,018	3,521
Amortization of debt issuance costs	698	—
Changes in operating assets and liabilities:
Accounts receivable	(2,694)	(761)
Other current assets	700	381
Accounts payable	257	(2,674)
Accrued interest and other current liabilities	5,103	(1,461)
Net cash provided by (used in) operating activities	1,370	(7,024)
Cash flows from investing activities:
Restricted cash	1,264	(8)
Capital expenditures - oil and gas properties	(22,801)	(32,386)
Capital expenditures - other assets	21	(23)
Net cash used in investing activities	(21,516)	(32,417)
Cash flows from financing activities:
Issuance of common stock	—	914
Debt issuance costs	—	(3,556)
Proceeds from (repayment of) bank debt	21,569	(13,278)
Proceeds from convertible notes payable	—	50,194
Net cash provided by financing activities	21,569	34,274
Effect of exchange rate changes on cash	(488)	883
Net decrease in cash and cash equivalents	935	(4,284)
Cash and cash equivalents at beginning of period	1,133	5,299
Cash and cash equivalents at end of period	$2,068	$1,015

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,224	$2,449
Supplemental disclosure of non-cash investing and financing activities:
Capital accruals and asset additions	$13,566	$6,700
Increase in asset retirement obligation	$89	$(284)
Change in fair value derivatives	$(16,123)	$(1,360)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Stated in U.S. Dollars and in thousands)

	Three Months Ended June 30,
	2008	2007
Net loss	$(4,693)	$(4,592)
Depreciation, depletion, amortization and accretion	2,856	1,879
Interest Expense	2,410	1,418
Income Taxes	—	(182)
Amortization of Debt Issuance Costs	411	—
EBITDA	984	(1,477)
Stock-based compensation expense	351	742
Adjusted EBITDA(1)(3)	$1,335	$(735)

	Six Months Ended June 30,
	2008	2007
Net loss	$(8,337)	$(5,939)
Depreciation, depletion, amortization and accretion	5,018	3,513
Interest Expense	4,699	2,015
Income Taxes	—	(1,278)
Amortization of Debt Issuance Costs	698	—
EBITDA	2,078	(1,689)
Stock-based compensation expense	617	1,189
Adjusted EBITDA(1)(3)	$2,695	$(500)

RECONCILIATION OF OPERATING LOSS TO OPERATING CASH FLOW

(Stated in U.S. Dollars and in thousands)

	Three Months Ended June 30,
	2008	2007
Operating loss	$(1,872)	$(3,356)
General and administrative	1,819	3,491
Depreciation, depletion, amortization and accretion	2,856	1,879
Operating Cash Flow (2)(3)	$2,803	$2,014

	Six Months Ended June 30,
	2008	2007
Operating loss	$(2,940)	$(5,202)
General and administrative	3,536	6,152
Depreciation, depletion, amortization and accretion	5,018	3,513
Operating Cash Flow (2)(3)	$5,614	$4,463

(1)                      We have included Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and share-based compensation expense) because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)                      We have included Operating Cash Flow (natural gas revenues less lease operating expenses, gathering and transportation expenses and production taxes) because we believe it provides useful information to assess our performance and to measure our cash flows from operations for our investors.

(3)                      We believe EBITDA, Adjusted EBITDA and Operating Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Operating Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  EBITDA, Adjusted EBITDA and Operating Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income (loss) or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Operating Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.  EBITDA, Adjusted EBITDA and Operating Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies